Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Transnational Automotive Group, Inc. (formerly Apache Motor Corporation) a Nevada corporation (the “Company”), on Form 10-KSB for the fiscal year ended February 29, 2008, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of Transnational Automotive Group, Inc. hereby certifies, to such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

          (1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 12, 2008

/s/ Seid Sadat
Seid Sadat,
Acting Chief Executive Officer and Chief Financial Officer